Exhibit 99.2

DIRECTORS RESOLUTIONS OF

Finotec Group, Inc.

(the “Company”)

WHEREAS:

A.	David Lazar has consented to step down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

B.	Yang Fuzhu has consented to act as the new President, CEO, CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

C.	David Lazar stepped down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

D.	Yang Fuzhu shall act as the new President, CEO, CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

Effective date: January 22, 2021

/s/ David Lazar
David Lazar

/s/ Yang Fuzhu
Yang Fuzhu